EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement relating to the Host Communications, Inc. Profit Sharing Savings Plan of our reports, dated September 12, 2002, except as to Note 9, for which the date is October 11, 2002, relating to the consolidated financial statements and schedule of Bull Run Corporation included in the Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
November 20, 2002